SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended December 31, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Commodities	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 804	$ 1,030	$ 293	$ 88	$ 157	$ -	$ (27)	$ 2,345

Cost of Sales and Other Expenses	(525)	(832)	(217)	(59)	(110)	(8)	4	(1,747)

Litigation Adjustment (Expense)	(6)	11	(2)	-	-	11	1	15

Depreciation & Amortization	(98)	(79)	(18)	(12)	(13)	-	(4)	(224)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(10)	11	-	(24)	(3)	(26)

Other Income (Expense), Net	28	4	(1)	2	1	1	23	58

Income (Loss) Before Interest & Tax (1)	203	134	45	30	35	(20)	(6)	421

Net Interest (Expense) Income (2)	(38)	(16)	3	(8)	(11)	(4)	(39)	(113)

Income Tax (Expense) Benefit	(42)	(44)	(5)	10	(6)	17	53	(17)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	-	7

Earnings Attributable to Noncontrolling Interests	(18)	-	-	-	-	-	-	(18)

Earnings (Losses)	$ 105	$ 74	$ 43	$ 39	$ 18	$ (7)	$ 8	$ 280

Three Months Ended December 31, 2009

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Commodities	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 780	$ 1,079	$ 337	$ 137	$ 153	$ -	$ (30)	$ 2,456

Cost of Sales and Other Expenses	(560)	(887)	(250)	(94)	(77)	(7)	(13)	(1,888)

Litigation Adjustment (Expense)	(1)	(1)	(1)	(1)	(1)	-	1	(4)

Depreciation & Amortization	(90)	(73)	(15)	(13)	(12)	-	(4)	(207)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	11	-	79	(2)	88

Other Income (Expense), Net	19	3	2	2	1	(1)	26	52

Income (Loss) Before Interest & Tax (1)	148	121	73	42	64	71	(22)	497

Net Interest (Expense) Income (2)	(30)	(17)	1	(7)	(12)	-	(43)	(108)

Income Tax (Expense) Benefit	(36)	(29)	(29)	(6)	(17)	(2)	24	(95)

Equity Earnings Recorded Net of Income Tax	-	-	-	9	-	-	-	9

(Earnings) Losses Attributable to Noncontrolling Interests	(15)	-	-	(1)	-	-	1	(15)

Earnings (Losses)	$ 67	$ 75	$ 45	$ 37	$ 35	$ 69	$ (40)	$ 288

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Year Ended December 31, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Commodities	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,049	$ 3,822	$ 1,172	$ 350		$ 711	$ -	$ (101)	$ 9,003

Cost of Sales and Other Expenses	(1,993)	(3,007)	(866)	(246)		(519)	(23)	45	(6,609)

Litigation Adjustment (Expense)	(18)	10	(145)	(1)		(4)	(9)	(2)	(169)

Depreciation & Amortization	(381)	(309)	(65)	(44)		(51)	-	(17)	(867)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(12)	43		-	(314)	(9)	(292)

Other Income, Net	10	12	9	55		3	1	50	140

Income (Loss) Before Interest & Tax (1)	667	528	93	157		140	(345)	(34)	1,206

Net Interest (Expense) Income (2)	(141)	(66)	3	(21)		(47)	(1)	(157)	(430)

Income Tax (Expense) Benefit	(173)	(176)	7	(26)		(25)	191	100	(102)

Equity Earnings Recorded Net of Income Tax	-	-	-	49		-	-	-	49

Losses Attributable to Noncontrolling Interests	16	-	-	-		-	-	-	16

Earnings (Losses)	$ 369	$ 286	$ 103	$ 159		$ 68	$ (155)	$ (91)	$ 739

Year Ended December 31, 2009

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Commodities	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,916	$ 3,355	$ 1,179	$ 465		$ 278	$ -	$ (87)	$ 8,106

Cost of Sales and Other Expenses	(2,003)	(2,583)	(844)	(470)	(3)	(218)	(13)	(22)	(6,153)

Litigation Adjustment (Expense)	5	(3)	(1)	(3)		(2)	-	-	(4)

Depreciation & Amortization	(329)	(293)	(58)	(45)		(35)	-	(15)	(775)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(2)	50		-	463	(12)	499

Other Income (Expense), Net	64	7	3	2		2	(2)	73	149

Income (Loss) Before Interest & Tax (1)	653	483	277	(1)		25	448	(63)	1,822

Net Interest Expense (2)	(108)	(66)	-	(17)		(24)	(7)	(134)	(356)

Income Tax (Expense) Benefit	(177)	(144)	(108)	20		15	(103)	75	(422)

Equity Earnings Recorded Net of Income Tax	-	-	-	68		-	-	-	68

(Earnings) Losses Attributable to Noncontrolling Interests	(24)	-	-	31		-	-	-	7

Earnings (Losses)	$ 344	$ 273	$ 169	$ 101		$ 16	$ 338	$ (122)	$ 1,119

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes $132 million write-off of long-lived assets.